     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 2001

                                                  REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             PARADYNE NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

            DELAWARE                                    75-2658219
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                             8545 126TH AVENUE NORTH
                              LARGO, FLORIDA 33773
                                 (727) 530-2000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             PARADYNE NETWORKS, INC.
                 AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                                PATRICK M. MURPHY
                             PARADYNE NETWORKS, INC.
                             8545 126TH AVENUE NORTH
                              LARGO, FLORIDA 33773
                                 (727) 530-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                 BRYAN E. DAVIS
                                LAURA G. THATCHER
                                ALSTON & BIRD LLP
                               ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                             ATLANTA, GEORGIA 30309
                                 (404) 881-7000

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
     TITLE OF SECURITIES             AMOUNT TO BE          PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
      TO BE REGISTERED               REGISTERED(1)     OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value         1,649,285               $1.89(2)                 $3,117,149(2)              $779.00

------------------------------------------------------------------------------------------------------------------------------

(1) An aggregate of 1,649,285 additional shares of Paradyne Networks, Inc. Common Stock have been reserved for issuance under the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan, as amended (the "1996 EIP"). The Registrant has previously filed Registration Statements on Form S-8 with respect to shares issuable under the 1996 EIP. This Registration Statement is filed to cover additional shares authorized under the 1996 EIP and also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions in the 1996 EIP.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), as determined by the average of the high and low prices quoted on the Nasdaq National Market on August 15, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         We will provide the documents constituting Part I of this registration statement to participants in the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan, as amended (the "1996 EIP"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Paradyne Networks, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

         (A) The Registrant's Registration Statements on Form S-8 with respect to the EIP filed with the SEC on July 16, 1999 (File No. 333-83073) and September 8, 2000 (File No. 333-15396), respectively.

         (B) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (C) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 15, 2001, under the Exchange Act.

         (D) The Company's Quarterly Report on From 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001, under the Exchange Act.

         (E) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed with the SEC on June 24, 1999, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to December 31, 2000 and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Company also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits included as part of this Registration Statement are as follows:

Exhibit No.                                 Exhibit
-----------                                 -------
4.1*           Amended and Restated Certificate of Incorporation of the Company.

4.2**          Amended and Restated Bylaws of the Company.

4.3***         Amendments to Amended and Restated Bylaws of the Company.

5.1 Opinion of Alston & Bird LLP, counsel to the Company, as to the legality of the securities being registered.

23.1           Consent of Alston & Bird LLP. Included in Exhibit 5.1.

23.2           Consent of PricewaterhouseCoopers LLP, Independent Certified
               Public Accountants.

24.1           Power of Attorney is contained on the signature pages.

99.1****       Paradyne Networks, Inc. Amended and Restated 1996 Equity
               Incentive Plan, as amended.

* Incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended (File No. 333-76385), filed with the SEC on June 9, 1999.

** Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended (File No. 333-76385), filed with the SEC on June 9, 1999.

*** Incorporated by reference to Exhibit 3.2 of the Company's Form 10-Q filed with the SEC on August 14, 2001.

**** Incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1, as amended (File No. 333-76385), filed with the SEC on June 9, 1999 and Exhibit 10.1 of the Company's Form 10-Q filed with the SEC on August 14, 2000.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

        Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on this 16th day of August, 2001.

                                  PARADYNE NETWORKS, INC.


                                  By: /s/ Sean E. Belanger
                                      -----------------------------------------
                                          Sean E. Belanger
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean E. Belanger and Patrick M. Murphy, and each or any one of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                     Title                             Date
                 ---------                                     -----                             ----
          /s/ Sean E. Belanger                     President, Chief Executive Officer       August 16, 2001
--------------------------------------------                    and Director
              Sean E. Belanger                        (Principal Executive Officer)



         /s/ Patrick M. Murphy                        Senior Vice President, Chief          August 16, 2001
--------------------------------------------          Financial Officer, Corporate
             Patrick M. Murphy                     Secretary and Treasurer (Principal
                                                     Financial Officer and Principal
                                                           Accounting Officer)


         /s/ David Bonderman                                    Director                    August 16, 2001
--------------------------------------------
             David Bonderman

          /s/ Thomas E. Epley                             Chairman of the Board             August 16, 2001
--------------------------------------------
              Thomas E. Epley

           /s/ Keith B. Geeslin                                 Director                    August 16, 2001
--------------------------------------------
               Keith B. Geeslin

            /s/ Andrew S. May                                   Director                    August 16, 2001
--------------------------------------------
                Andrew S. May

           /s/ David M. Stanton                                 Director                    August 16, 2001
--------------------------------------------
               David M. Stanton

         /s/ William R. Stensrud                                Director                    August 16, 2001
--------------------------------------------
             William R. Stensrud

         /s/ Peter F. Van Camp                                  Director                    August 16, 2001
--------------------------------------------
             Peter F. Van Camp

                                  EXHIBIT INDEX

Exhibit No.                         Exhibit
-----------                         -------
4.1*               Amended and Restated Certificate of Incorporation of the Company.

4.2**              Amended and Restated Bylaws of the Company.

4.3***             Amendments to Amended and Restated Bylaws of the Company.

5.1 Opinion of Alston & Bird LLP, counsel to the Company, as to the legality of the securities being registered.

23.1               Consent of Alston & Bird LLP. Included in Exhibit 5.1.

23.2               Consent of PricewaterhouseCoopers LLP, Independent Certified
                   Public Accountants.

24.1               Power of Attorney is contained on the signature pages.

99.1****           Paradyne Networks, Inc. Amended and Restated 1996 Equity
                   Incentive Plan, as amended.

* Incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended (File No. 333-76385), filed with the SEC on June 9, 1999.

** Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended (File No. 333-76385), filed with the SEC on June 9, 1999.

*** Incorporated by reference to Exhibit 3.2 of the Company's Form 10-Q filed with the SEC on August 14, 2001.

**** Incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1, as amended (File No. 333-76385), filed with the SEC on June 9, 1999 and Exhibit 10.1 of the Company's Form 10-Q filed with the SEC on August 14, 2000.